EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement (333-32308) of Medix Resources, Inc. on Form S-3 of our report dated
March 10, 2000 (Except for the second paragraph of Note 6 as to which the date is March 20, 2000), appearing in and incorporated by reference in the Annual Report on Form 10-KSB of Medix Resources, Inc. for the year ended
December 31, 1999, and to the reference to us under the heading "Experts" in such Prospectus, which is part of the registration statement.




                                            Ehrhardt Keefe Steiner & Hottman PC


April 7, 2000
Denver, Colorado